As filed with the Securities and Exchange Commission on March 1, 2016

Registration Statement No. 333-188489

Registration Statement No. 333-159632

Registration Statement No. 333-159630

Registration Statement No. 333-150127

Registration Statement No. 333-101996

Registration Statement No. 333-87446

Registration Statement No. 333-83970

Registration Statement No. 333-83968

Registration Statement No. 333-68558

Registration Statement No. 333-34496

Registration Statement No. 333-60195

Registration Statement No. 333-22109

Registration Statement No. 333-14069

Registration Statement No. 333-14067

Registration Statement No. 333-14071

Registration Statement No. 333-08727

Registration Statement No. 333-08723

Registration Statement No. 333-08725

Registration Statement No. 33-58981

Registration Statement No. 33-54027

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188489

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159632

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159630

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150127

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-101996

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87446

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-83970

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-83968

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68558

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34496

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60195

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-22109

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-14069

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-14067

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-14071

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-08727

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-08723

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-08725

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-58981

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-54027

UNDER

THE SECURITIES ACT OF 1933

FURMANITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1191271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10370 Richmond Avenue, Suite 600 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Furmanite Corporation (formerly Xanser Corporation and formerly Kaneb Services, Inc.) 1994 Stock Incentive Plan

Furmanite Corporation (formerly Xanser Corporation and formerly Kaneb Services, Inc.)

401(k) Savings Investment Plan

Stand Alone Agreements with Certain Individuals

Xanser Corporation Key Employee Stock Incentive Plan

Xanser Corporation (formerly Kaneb Services, Inc.) Deferred Stock Unit Plan, as amended

1992 Stock Option Agreements

Kaneb Services, Inc. 1996 Directors Stock Incentive Plan

Kaneb Services, Inc. Directors Stock Options I

Kaneb Services, Inc. 1996 Supplemental Deferred Compensation Plan

Kaneb Services, Inc. Non-Employee Directors Deferred Stock Unit Plan

$1.63 Director Stock Options

(Full title of the plans)

André C. Bouchard

Vice President and Secretary

10370 Richmond Avenue, Suite 600

Houston, Texas

(Name and address of agent for service)

(713) 634-7777

(Telephone number, including area code, of agent for service)

Copy to:

David F. Taylor

Michelle A. Earley

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

(713) 226-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Furmanite Corporation (the “Registrant”):

File No. 333-188489, pertaining to the registration of 2,000,000 of common stock, no par value , of the Registrant (the “Common Stock”), issuable under the Furmanite Corporation 1994 Stock Incentive Plan.

File No. 333-159632, pertaining to the registration of 2,000,000 shares of Common Stock, issuable under the Furmanite Corporation 401(k) Savings Investment Plan.

File No. 333-159630, pertaining to the registration of 2,500,000 shares of Common Stock, issuable under the Furmanite Corporation 1994 Stock Incentive Plan.

File No. 333-150127, pertaining to the registration of 405,000 shares of Common Stock, issuable under Stand Alone Agreements with Certain Individuals.

File No. 333-101996, pertaining to the registration of 1,000,000 shares of Common Stock, issuable under the Xanser Corporation 401(k) Savings Investment Plan.

File No. 333-87446, pertaining to the registration of 750,000 shares of Common Stock, issuable under the Xanser Corporation Key Employee Stock Incentive Plan.

File No. 333-83970, pertaining to the registration of 750,000 shares of Common Stock, issuable under the Xanser Corporation Deferred Stock Unit Plan.

File No. 333-83968, pertaining to the registration of 1,000,000 shares of Common Stock, issuable under the Xanser Corporation 401(k) Savings Investment Plan.

File No. 333-68558, pertaining to the registration of 2,000,000 shares of Common Stock, issuable under the Kaneb Services, Inc. 1994 Stock Incentive Plan.

File No. 333-34496, pertaining to the registration of 450,000 shares of Common Stock, issuable under 1992 Stock Option Agreements.

File No. 333-60195, pertaining to the registration of 200,000 shares of Common Stock, issuable under the Kaneb Services, Inc. 1996 Directors Stock Incentive Plan.

File No. 333-22109, pertaining to the registration of 100,000 shares of Common Stock, issuable under the Kaneb Services, Inc. 1996 Directors Stock Incentive Plan.

File No. 333-14069, pertaining to the registration of 110,000 shares of Common Stock, issuable under Kaneb Services, Inc. Directors Stock Options I.

File No. 333-14067, pertaining to the registration of 1,500,000 shares of Common Stock, issuable under the Kaneb Services, Inc. Savings Investment Plan.

File No. 333-14071, pertaining to the registration of 100,000 shares of Common Stock, issuable under the Kaneb Services, Inc. 1996 Directors Stock Incentive Plan.

File No. 333-08727, pertaining to the registration of 150,000 shares of Common Stock, issuable under the Kaneb Services, Inc. 1996 Supplemental Deferred Compensation Plan.

File No. 333-08723, pertaining to the registration of 300,000 shares of Common Stock, issuable under the Kaneb Services, Inc. Non-Employee Directors Deferred Stock Unit Plan.

File No. 333-08725, pertaining to the registration of 750,000 shares of Common Stock, issuable under the Kaneb Services, Inc. Deferred Stock Unit Plan.

File No. 33-58981, pertaining to the registration of 100,000 shares of Common Stock, issuable under $1.63 Director Stock Options.

File No. 33-54027, pertaining to the registration of 1,600,000 shares of Common Stock, issuable under the Kaneb Services, Inc. 1994 Stock Incentive Plan.

On February 29, 2016, pursuant to the Agreement and Plan of Merger, dated November 1, 2015, by and among Registrant, Team, Inc., a Delaware Corporation (“Team”), and TFA, Inc., a Delaware corporation and a wholly owned subsidiary of Team (“Merger Sub”), Merger Sub merged with and into Registrant with Registrant continuing as the surviving corporation and a wholly owned subsidiary of Team (the “Merger”).

As a result of the Merger, Registrant has terminated any and all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. Accordingly, Registrant hereby terminates the effectiveness of the Registrations Statements and, in accordance with undertakings made by Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Registrant hereby removes from registration the securities of Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of March, 2016.

FURMANITE CORPORATION

By:	/s/ Ted W. Owen
Ted W. Owen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Greg L. Boane and Andre C. Bouchard, and each of them, as attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ted W. Owen	President and Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2016
Ted W. Owen

/s/ Greg L. Boane	Vice President, Chief Financial Officer and Director	March 1, 2016
Greg L. Boane	(Principal Financial Officer and Principal Accounting Officer)

/s/ André C. Bouchard	Director	March 1, 2016
André C. Bouchard